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                                                             EXHIBIT 10.32




                              EMPLOYMENT AGREEMENT


                  AGREEMENT dated as of April 24, 1996, by and between PAINE WEBBER GROUP INC., a Delaware corporation with its principal office at 1285 Avenue of the Americas, New York, New York 10019 ("PWG"), PAINEWEBBER INCORPORATED, a Delaware corporation with its principal office at 1285 Avenue of the Americas, New York, New York 10019 ("PWI'), as the employers, and JOSEPH J. GRANO JR., who resides at Sheepfield Farms Road, New Vernon, New Jersey 07976, as the employee (the "Executive").

                  WHEREAS, the Executive has been serving as President of PWI, and

                  WHEREAS, PWG and PWI each desire to assure the Executive of his rights to compensation and benefits that are granted to him because of his service in the foregoing capacity, and Executive desires to continue to serve in such capacity in consideration of the terms and conditions hereinafter set forth,

                  NOW THEREFORE, in consideration of the premises and of the mutual covenants set forth herein and for other good and valuable consideration, PWG, PWI and the Executive hereby agree as follows:

                  1.       DEFINITIONS

                           (a) "Cause" shall mean (i) the Executive is convicted
of a crime involving moral turpitude, or (ii) the Executive, in carrying out his duties, is guilty of (A) willful gross neglect or (B) willful gross misconduct resulting, in either case, in material harm to PWG or PWI unless such act, or failure to act, was believed by the Executive in good faith to be in the best interests of PWG or PWI.

                           (b) a "Change in Control" shall be deemed to have
occurred if:

                                    (i) any "person" as such term is used in
Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Act"), becomes a beneficial owner, as such term is used in Rule 13d-3 promulgated under the Act, of securities of PWG or PWI representing 20% or more of the combined voting power of the outstanding securities of PWG or PWI, as the case may be, having the right to vote in the election of directors (any such owner being herein referred to as an "Acquiring Person"),

                                    (ii) a majority of the Board of Directors of
PWG ("PWG Board") at any time consists of individuals elected to membership at a PWG Board meeting or a PWG shareholders' meeting other than individuals nominated or approved by a majority of the Disinterested Directors;

                                    (iii) all or substantially all the business
of PWI is disposed of pursuant to a merger, consolidation or other transaction (other than a merger, consolidation or other transaction with a company of which 50% or more of the combined voting power of the outstanding securities having a right to vote at the election of directors is owned, directly or indirectly, by PWG both before and immediately after the merger, consolidation or other transaction) in which PWI is not the surviving corporation or PWG is materially or completely liquidated; or
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                                    (iv) PWG or PWI combines with another
company and is the surviving corporation (other than a merger, consolidation or other transaction with a company of which 50% or more of the combined voting power of the outstanding securities having a right to vote at the election of directors is owned, directly or indirectly, by PWG both before and immediately after the merger, consolidation or other transaction) but, immediately after the combination, the shareholders of PWG hold, directly or indirectly, less than 50% of the total outstanding securities of the combined company having the right to vote in the election of directors.

                           (c) "Disinterested Director" shall mean any member of
the PWG Board (i) who is not an officer or employee of PWG, PWI or any of their subsidiaries, (ii) who is not an Acquiring Person or an affiliate or associate of an Acquiring Person or a nominee or representative of an Acquiring Person or of any such affiliate or associate and (iii) who was a member of the PWG Board prior to the date of this Agreement or was recommended for election or elected by a majority of the Disinterested Directors then on the PWG Board.

                           (d) "Constructive Termination" shall mean that,
without the Executive's prior written consent, one or more of the following events occurs and, within six months thereafter, the Executive, on his own initiative, terminates his employment:

                                    (i) The Executive is not reelected to or is
otherwise removed from the position of President of PWI as described in Section 2(a) for any reason other than his termination of employment under Section 10(a), 10(b) or 10(d).

                                    (ii) The Executive is assigned any duties or
responsibilities that are inconsistent, in any significant respect, with the scope of duties and responsibilities associated with his position as described in Section 2(a).

                                    (iii) The Executive suffers a reduction in
the authorities, duties and responsibilities associated with his position as described in Section 2(a) on the basis of which he makes a determination in good faith that he can no longer carry out such position in the manner contemplated at the time this Agreement was entered into.

                                    (iv) The Executive's base salary or annual
bonus decreases below the minimum level provided in Section 3 or 4, as the case may be, or his benefits under any employee benefit plan or program of PWG or PWI, or his incentive opportunity under any incentive program of PWG or PWI is materially reduced below the level, or opportunity, as the case may be, in effect on the Operative Date, unless PWG or PWI provides the Executive with a comparable plan or program having the economic equivalent thereof.

                                    (v) The principal office of PWG or PWI or
the Executive's own office location as assigned to him by PWG or PWI is relocated outside an area within ten miles of the headquarters of PWI in Manhattan on the date hereof.

                           (e) "Disability" shall mean the Executive's inability
to render for a period of six consecutive months, full and effective services hereunder by reason of permanent disability, whether resulting from illness, accident or otherwise; provided, however, that in no event will the Executive be
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considered disabled for the purposes of this Agreement unless he is deemed disabled pursuant to the PWG Long Term Disability Plan.

                           (f) "Operative Date" shall mean the date, if any,
following a Change in Control that has been designated in a resolution adopted by a majority of the Disinterested Directors, in their sole discretion, as the Operative Date.

                           (g) "Pro Rata Bonus" shall mean an amount equal to
the annual bonus otherwise payable with respect to the fiscal year in question multiplied by a fraction, the numerator of which is the number of days in such fiscal year during which the Executive is employed, and the denominator of which is 365.

                           (h) "Term of this Agreement" shall mean the period
between the Operative Date and the third anniversary thereof, but only if the Executive is employed by PWG or PWI on the Operative Date.

                  2.       POSITIONS AND DUTIES

                           (a) During the Term of this Agreement, the Executive
shall be employed as President of PWI. The Executive shall be during the Term of this Agreement responsible for the duties of the President as set forth in the By-laws of PWI and such other duties as may be assigned to him by the Board of Directors and/or the Chief Executive Officer of PaineWebber Group. He shall recommend during the Term of this Agreement objectives, policies and plans for the areas of his responsibility. During the Term of this Agreement and subject to the provisions of Section 2(b), the Executive shall devote his full business time and attention to the business and affairs of PWG and PWI and shall use his best efforts, skills and abilities to promote their interests.

                           (b) Anything herein to the contrary notwithstanding,
nothing shall preclude the Executive from serving on the boards of directors of other companies, engaging in charitable and community affairs and managing his personal investments, provided that such activities do not materially interfere with the performance of his duties or responsibilities hereunder.

                  3.       SALARY

                           During the Term of this Agreement, the Executive
shall be paid by PWI a base salary payable no less frequently than in equal semi-monthly installments at an annualized rate of no less than the annual salary being paid to the Executive on the Operative Date. Such base salary shall be reviewed annually for increase in the discretion of the Compensation Committee of the PWG Board (the "Committee"), taking into account such factors as corporate and individual performance, salary increases for other senior officers and increases, if any, in the Consumer Price Index for New York (the "Consumer Price Index").

                  4.       ANNUAL BONUS

                           For each fiscal year during the Term of this
Agreement, PWI shall pay the Executive an annual bonus of not less than the average of the three annual bonuses awarded to him for the three fiscal years of PWI next preceding the Operative Date or such larger amount as the Committee in its discretion shall determine, taking into account such factors as corporate and individual performance, bonuses for other senior officers and increases, if any, in the Consumer Price Index. For
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the period of employment during the last fiscal year in which falls the Term of this Agreement, PWI shall pay the Executive a Pro Rata Bonus. All bonuses shall be paid to the Executive at the same time bonuses are paid to other senior officers of PWI, unless the Executive has elected to defer receipt of all or part of the bonus to which he is entitled in respect of such fiscal year in accordance with the terms of any deferred compensation program as then in affect and available to the Executive.

                  5.       RESTRICTED STOCK

                           During the Term of this Agreement, the Executive
shall be entitled to participate in the restricted stock award program under the Paine Webber Group Inc. 1994 Executive Stock Award Plan (the "Stock Award Plan"), or any successor program or programs. Size and frequency of awards shall be determined in accordance with administrative policies consistent with those followed in the past.

                  6.       STOCK OPTION AND STOCK APPRECIATION RIGHTS AWARDS

                           During the Term of this Agreement, the Executive
shall be entitled to participate in the stock option and other stock based award programs under the Stock Award Plan, or any successor program or programs. Size and frequency of awards shall be determined in accordance with administrative policies consistent with those followed in the past.

                  7.       PW PARTNERS L.P.; PW PARTNERS DEDICATED L.P.

                           During the Term of this Agreement, the Executive
shall be eligible to participate in leveraged investment partnerships such as PW Partners 1995 L.P. and PW stock based partnerships such as PW Partners 1993 Dedicated, L.P.

                  8.       EMPLOYEE BENEFIT PROGRAMS

                           During the Term of this Agreement, the Executive
shall be entitled to participate in all employee benefit programs of PWG or PWI now or hereafter made available to PWG or PWI executives or salaried employees generally, as such programs may be in effect from time to time, including, without limitation, pension and other retirement plans, profit sharing plans, group life insurance, accidental death and dismemberment insurance, hospitalization, surgical, major medical coverage, sick leave (including salary continuation arrangements), long-term disability, vacations, holidays and other employee benefit programs sponsored by PWG or PWI.

                  9.       BUSINESS EXPENSE REIMBURSEMENT AND PERGUISITES

                           (a) During the Term of this Agreement, the Executive
shall be entitled to receive proper reimbursement by PWG or PWI for all reasonable, out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by PWG or PWI for their senior executives) in performing services under this Agreement, provided that the Executive submits reasonable documentation with respect to such expenses.

                           (b) During the Term of this Agreement, the Executive
shall also be entitled to any of the PWG or PWI executive perquisites in accordance with the terms and provisions of such arrangements as are in effect and applicable on the Operative Date.
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                  10.      TERMINATION OF EMPLOYMENT

                           (a) Termination Due to Death or Disability. In the
event the Executive's employment terminates during the Term of this Agreement as a result of death or termination by PWG or PWI due to Disability, the Executive or his legal representative, as the case may be, shall be entitled to:

                                    (i) base salary as provided in Section 3, at
the rate in effect at the time of his termination through the date of termination of employment;

                                    (ii) any bonus awarded but not yet paid
under Section 4;

                                    (iii) a Pro Rata Bonus for the fiscal year
in which death or disability occurs;

                                    (iv) any deferred bonus as provided in
Section 4, including interest or other credits on the deferred amounts;

                                    (v) reimbursement for expenses incurred
pursuant to Section 9(a) prior to termination; and

                                    (vi) such rights to other compensation and
benefits as may be provided in applicable plans and programs of PWG or PWI, including without limitation restricted stock as provided in Section 5, stock options and other stock based awards as provided in Section 6 and interests in PW Partners L.P. and PW Partners Dedicated L.P. as provided in Section 7, as well as applicable employee benefit plans and programs as provided in Section 8.

                           (b) Termination by PWG or PWI for Cause. In the event
PWG or PWI terminates the Executive's employment during the Term of this Agreement for Cause, he shall be entitled to:

                                    (i) base salary as provided in Section 3 at
the rate in effect at the time of his termination through the date of termination of employment;

                                    (ii) any bonus awarded but not yet paid
under Section 4;

                                    (iii) any deferred bonus as provided in
Section 4, including interest or other credits on the deferred amounts;

                                    (iv) reimbursement for expenses incurred
pursuant to Section 9(a) prior to termination; and

                                    (v) such rights to other compensation and
benefits as may be provided in applicable plans and programs of PWG or PWI, including without limitation restricted stock as provided in Section 5, stock options and other stock based awards as provided in Section 6, and interests in PW Partners L.P. and PW Partners Dedicated L.P. as provided in Section 7, as well as applicable employee benefit plans and programs as provided in Section 8.

                  In any case described in this Section 10(b), the Executive shall be given written notice, authorized by a vote of at least a majority of the members of the PWG Board (excluding the Executive),
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that PWG or PWI intends to terminate his employment for Cause under this Section
10(b). Such written notice shall specify the particular acts, or failures to act, on the basis of which the decision to so terminate employment has been made. The Executive shall be given the opportunity within 20 days of the receipt of such notice to meet with the PWG Board to defend such acts, or failures to act, and the Executive shall be given seven days after such meeting to correct such acts or failures to act. Upon failure of the Executive, within seven days, to correct such acts or failures to act, the Executive's employment by PWG and PWI shall automatically be terminated for Cause under this Section 10(b).

                           (c) Termination Without Cause or Constructive
Termination.

                                    (i) In the event that during the Term of
this Agreement (A) either PWG or PWI terminates the Executive's employment without Cause, other than due to Disability, or (B) there is a Constructive Termination, the Executive shall thereupon be entitled to (x) a lump sum payment equal to the present value of:

                           (aa) base salary until the end of the Term of this
Agreement at the rate in effect immediately prior to the termination of employment;

                           (bb) a bonus for the year of termination and bonuses
for each year until the end of the Term of this Agreement, at an annualized rate equal to the average of the bonuses awarded to him with respect to the three years preceding the year in which termination occurs; and

                           (cc) any bonus awarded but not yet paid (including
deferred bonus); and (y) such rights to compensation, benefits and reimbursements as may be provided in applicable plans, programs and policies of PWG or PWI, including without limitation restricted stock as provided in Section 5, stock options and other stock based awards as provided in Section 6 and interests in PW Partners L.P. and PW Partners Dedicated L.P. as provided in
Section 7, as well as applicable employee benefit plans and programs as provided in Section 8. To the extent that, because of his termination under this Section 10(c), the Executive is ineligible for continued employee benefit coverage under the employee benefit programs as provided in Section 8, PWI shall provide him with the economic equivalent thereof

                                    (ii) Notwithstanding anything herein to the
contrary, if

                           (A) any amounts due under Section 10(c)(i) constitute
"Parachute Payments" within the meaning of Section 28OG(b)(2) of the Internal Revenue Code (the "Code"), or successor provision, and

                           (B) the amount of the Parachute Payments, reduced by
all Federal, state and local taxes applicable with respect thereto, including the excise tax imposed pursuant to Section 4999 of the Code, is less than the amount he would receive, after taxes, if he were paid only 2.99 times his "Base Amount" within the meaning of Section 28OG(b)(3). then, in lieu of the Parachute Payments the Executive shall be paid an amount in cash equal to 2.99 times the Base Amount. The determinations made with respect to this Section 10(c)(ii) shall be made by an independent auditor (the "Auditor") jointly selected by PWG and the Executive, or his legal representatives. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of PWG or its affiliates.
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                                    (iii) Any payments to which the Executive
shall be entitled under this Section 10(c) shall be made as promptly as possible following the termination of the Executive's employment hereunder.

                           (d) Voluntary Termination. A "Voluntary Termination"
under this Section 10(d) shall mean a termination of employment, during the Term of this Agreement, by the Executive on his own initiative other than (i) a termination due to disability under Section 10(a) or (ii) a Constructive termination under Section 10(c). Such a termination shall not be deemed a breach of the Agreement and shall entitle the Executive to all of the rights and benefits to which he would be entitled in the event of a termination for Cause as described in Section 10(b).

                           (e) No-Mitigation: No Offset. In the event of any
termination under this Section 10, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Section 10 on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amounts due under this Section 10 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

                  11.      INDEMNIFICATION

                           PWG and PWI represent that, while the Executive is
employed under this Agreement, he shall be serving as an officer of PWI at the request of PWG for purposes of the provisions of Article VII of the By-laws of PWG and as an officer of PWI for purposes of the provisions of Article IX of the By-laws of PWI as in effect on the date hereof. If either By-law is amended so as to remove or diminish the protection therein accorded to covered officers, PWG and/or PWI will notify the Executive within five days of such removal or diminution. PWG and PWI further agree to maintain the same liability insurance coverage for the Executive with respect to all periods during which the Executive serves or served as an officer of PWG or PWl as is maintained with respect to such periods for other senior executives of PWG and PWI.

                  12.      DISPUTES

                           Any controversy or claim arising out of or relating
to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect in the State of New York, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in Manhattan. The cost of the arbitration including, but not limited to, any reasonable legal fees or other expenses incident thereto, shall be determined by the arbitrator(s) and shall be borne by the parties to the arbitration. To the extent the Executive's position is upheld, any reasonable expenses (including costs of witnesses, evidence, and attorneys) incurred by the Executive in connection with the arbitration shall be reimbursed to the Executive by PWG or PWI.

                  13.      ASSIGNABILITY

                           No rights or obligations under this Agreement may be
assigned or transferred by the Executive except (a) the Executive's rights to compensation and benefits hereunder shall, in the event of death, pass to his estate, or to his designated beneficiary, and may be transferred by will or operation of law, and (b) the Executive's rights under PWI and PWG plans, programs and policies as described in Sections 5, 6, 7 and 8 may be assigned or transferred in accordance with such plans, policies or practices.
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No rights or obligations of PWI or PWG under this Agreement may be assigned or transferred except that such rights or obligations may be assigned or transferred by operation of law in situations described in Section 368 of the Code, as amended, or successor provision, in liquidation, in dissolution or otherwise where PWI or PWG is not the continuing entity, provided the assignee or transferee is the successor to all or substantially all the assets of PWI or PWG and such assignee or transferee assumes the rights, duties and liabilities of PWI or PWG, as contained in this Agreement, either contractually or as a matter of law.

                  14.      GOVERNING LAW

                           This agreement shall be governed by the laws of the
State of New York without reference to the principles of conflict of laws.

                  15.      ENTIRE AGREEMENT

                           Except as otherwise specifically provided herein,
this Agreement contains all the legally binding understandings and representations between PWG, PWI and the Executive pertaining to the subject matter hereof and supersedes all undertakings and agreements, if any, whether oral or in writing, previously entered into by PWG, PWI and the Executive with respect to such subject matter.

                  16.      AMENDMENT OR MODIFICATION; WAIVER

                           No provision of this Agreement may be amended or
waived unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of PWI or PWG. Except as otherwise specifically provided in this Agreement, no waiver by PWG, PWI or the Executive of any breach by the other of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

                  17.      NOTICES

                           Any notice required or permitted to be given under
this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently give notice of

If to PWG or PWI:

                             Paine Webber Group Inc.
                           1285 Avenue of the Americas
                              New York, N.Y. 10019
                            Attn: Corporate Secretary

If to the Executive:

                              Joseph J. Grano, Jr.
                              Sheepfield Farms Road
                             New Vernon, N.J. 07976
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                  18.      SEVERABILITY. In the event that any provision or
portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

                  19. SURVIVORSHIP. To the extent contemplated by this Agreement, the respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                  20.      REPRESENTATIONS

                           (a) By the Executive. The Executive represents and
warrants that the performance of his duties under this Agreement will not violate any agreement between him and any other person, firm or organization.

                           (b) By PWG and PWI. PWG and PWI represent and warrant
that they are fully authorized and empowered to enter into this Agreement.

                  21.      IMPACT OF AGREEMENT ON OTHER BENEFITS.

                           Nothing in this Agreement shall curtail the
Executive's entitlement to full participation in the executive compensation, employee benefit and other programs of PWG and PWI in which senior executives of PWG and PWI are eligible to participate.

                  22.      REFERENCES.

                           In the event of the Executive's death or a judicial
determination of his incompetence, reference in this Agreement to the Executive will be deemed, where appropriate, to refer to his legal representative, or, where appropriate, to his beneficiary or beneficiaries.

                  23.      HEADINGS.

                           Headings to the sections in this Agreement are
intended solely for convenience and no provision of this Agreement shall be construed by reference to any heading.

                  24.      COUNTERPARTS.

                           This agreement may be executed in one or more
counterparts.
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                  IN WITNESS WHEREOF, the Executive, PWG and PWI have caused this Agreement to be executed as of the day and year first above written.


                                                PAINE WEBBER GROUP INC.



                                                by: /s/
                                                    ------------------------


                                                PAINEWEBBER INCORPORATED



                                                by: /s/ Joseph J. Grano, Jr.
                                                    ------------------------
                                                     Joseph J. Grano, Jr.